Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE: December 17, 2003

CONTACT:	Kevin M. Tomlinson	Patrick W. Hurley
	Chief Executive Officer	Chief Financial Officer
	(303) 320-8800	(303) 320-8800

SPORT-HALEY, INC.  ANNOUNCES CLASS ACTION SETTLEMENT AGREEMENT

Denver, Colorado – December 17, 2003 - Sport-Haley, Inc. (NASDAQ NMS – SPOR) (the “Company”) today announced the signing of a memorandum of understanding to settle the putative class action lawsuit brought against the Company and certain officers and directors. Pursuant to a settlement conference, on November 7, 2003, the parties to the class action reached a preliminary agreement to settle the action against all parties and began drafting a Memorandum of Understanding (the “MOU”) to set forth the parties’ agreement in principle. Pursuant to the MOU, under the contemplated settlement, which is subject to further agreement between the parties, court approval and other contingencies, the Defendants will pay to the class a total of $1,000,000. The settlement amount is expected to be derived from proceeds of the Defendants’ liability insurance coverage. Although the Defendants believe that it is probable that the parties will complete formal documentation of the settlement agreement and that the settlement will be approved by the court, there can be no assurance that completion of the settlement or court approval will occur. In the event that the settlement is not completed, the litigation process will resume.

The Defendants continue to maintain that they have meritorious defenses to the class action claims, but have agreed to the settlement for practical and other reasons. The Defendants have incurred significant costs and expenses, including the uses of the Company’s resources and executive time, defending the class action. Of those expenses, a considerable portion is not recoverable by applicable insurance. If the settlement is not completed and approved, such unrecoverable expenses may continue to negatively impact the Company’s financial position and the results of its operations.

Kevin M. Tomlinson, the Chief Executive Officer of the Company, said, “We believe that the settlement terms are in the best interests of our current and former shareholders and the Company itself.  We are also pleased to resolve this matter so that we can more fully devote our efforts to directing the business affairs of the Company.”

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Sport-Haley, Inc. designs, purchases, contracts for the manufacture of, and markets quality men’s and women’s fashion golf apparel and outerwear under the HALEY® label and premium men’s apparel under the Ben Hogan® label. HALEY® fashion golf apparel, known for its innovative design, quality fabrics, generous fit and classic style is marketed in the premium and mid-priced markets, through a network of independent sales representatives and distributors, to golf professional shops, country clubs, and resorts across the United States and internationally. HALEY® apparel is also marketed to corporate, college and other markets. Ben Hogan® apparel is marketed to elite golf professional shops, upscale resorts and exclusive department stores within the United States. Sport-Haley is currently designing and developing lines of good quality men’s and women’s golf apparel under the Top-Flite® label that will be marketed primarily in the lower-price markets, through a network of independent sales representatives and distributors, to golf professional shops and specialty retail stores throughout the United States and internationally. Sport-Haley anticipates introducing the initial lines of Top-Flite® apparel near or shortly after the end of its fiscal year ending June 30, 2004.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: When used in this release, the words “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “intend,” “believe,” and similar expressions are intended to identify forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 regarding events, conditions and financial trends including, without limitation, business conditions and growth in the fashion golf apparel market and the general economy, competitive factors, and price pressures in golf apparel markets; general economic conditions resulting from threats or acts of war or terrorism; risks associated with an increasing percentage of sales relating to licensed apparel, such as Ben Hogan® collections; inventory risks due to shifts in market demand and/or price erosion of purchased apparel, raw fabric and trim; cost controls; changes in product mix; loss or reduced manufacturing capacity of significant suppliers; loss or delay of shipments of finished goods from foreign suppliers; and other risks or uncertainties detailed in Securities and Exchange Commission filings made by Sport-Haley, Inc. Such statements are based on management’s current expectations and are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, the actual plan of operations, business strategies, operating results and financial position of Sport-Haley, Inc. could differ materially from those expressed in, or implied by, such forward-looking statements.

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